UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fidelity Covington Trust

(Exact name of registrant as specified in its charter)

Massachusetts
(State of incorporation or organization)

245 Summer Street Boston, Massachusetts 02210
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Fidelity Core Dividend ETF	NYSE Arca, Inc.	81-2883964
Fidelity Dividend ETF for Rising Rates	NYSE Arca, Inc.	81-2898160
Fidelity Low Volatility Factor ETF	NYSE Arca, Inc.	81-2926279
Fidelity Momentum Factor ETF	NYSE Arca, Inc.	81-2940823
Fidelity Quality Factor ETF	NYSE Arca, Inc.	81-2955188
Fidelity Value Factor ETF	NYSE Arca, Inc.	81-2970136

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 033-60973

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the Shares is set forth in Post-Effective Amendment No. 22 to the registrant's Registration Statement on Form N-1A ("Registration Statement") (Commission File Nos. 033-60973 and 811-07319), as filed with the Securities and Exchange Commission on September 8, 2016, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits.

(a) Amended and Restated Declaration of Trust, dated July 16, 2013, is incorporated herein by reference to Exhibit (a) of Post-Effective Amendment No. 9 to the Registration Statement.

(b) Bylaws of the Trust, as amended and dated June 17, 2004, are incorporated herein by reference to Exhibit (b) of Fidelity Summer Street Trust's (File No. 002-58542) Post-Effective Amendment No. 63

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 8th day of September 2016.

Fidelity Covington Trust

By /s/Adrien E. Deberghes

Adrien E. Deberghes, President